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                                   EXHIBIT 11

                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

           The following set forth the computation of the shares used in the earnings per common share calculations in the quarters and nine months ended April 1, 1995 and March 30, 1996.

           Earnings per share data for the quarters and nine months ended April 1, 1995 and March 30, 1996 are presented on a historical basis, including the dilutive effect of the unexercised Replacement Stock Options and incentive options.

Quarter ended April 1, 1995:
      Weighted average common shares outstanding                     4,814,225
      Dilutive effect of options and incentive options                 997,654
                                                                     ---------
                                                                     5,811,879
                                                                     =========

Nine months ended April 1, 1995:
      Weighted average common shares outstanding                     4,797,618
      Dilutive effect of options and incentive options               1,009,735
                                                                     ---------
                                                                     5,807,353
                                                                     =========

Quarter ended March 30,1996:
      Weighted average common shares outstanding                     5,245,022
      Dilutive effect of options and incentive options                 957,507
                                                                     ---------
                                                                     6,202,529
                                                                     =========

Nine Months ended March 30, 1996:
      Weighted average common shares outstanding                     5,233,230
      Dilutive effect of options and incentive options                 971,333
                                                                     ---------
                                                                     6,204,563
                                                                     =========